                          SCHEDULE 14A INFORMATION

                         Proxy Statement Pursuant to
                             Section 14(a) of the
                       Securities Exchange Act of 1934
                            (Amendment No.      )
                                           -----

  Filed by Registrant     [     ]
  Filed by a Party other than Registrant     [  X  ]
  Check the appropriate box:
       [   ]  Preliminary Proxy Statement
       [   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
       [ X ]  Definitive Proxy Statement
       [   ]  Definitive Additional Materials
       [   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
              Section 240.14a-12

                                RENTECH, INC.
               (Name of Registrant as Specified In Its Charter)

                     LOREN L. MALL, BREGA & WINTERS P.C.
     (Name of Person(s) Filing Proxy Statement if other than Registrant)

  Payment of Filing Fee (Check the appropriate box):
       [ X ]  No fee required.
       [   ]  Fee computed on table below per Exchange Act Rules
              14a-6(i)(4) and 0-11.
                1) Title of each class of securities to which transaction applies.

               2) Aggregate number of securities to which transaction applies.

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               4)  Proposed maximum aggregate value of transaction:

               5)  Total fee paid:

       [   ]  Fee paid previously with preliminary materials.

       [   ]  Check box if any part of the fee is offset as provided by
  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)  Amount Previously Paid:

               2)  Form, Schedule or Registration Statement No.:

               3)  Filing Party:

               4)  Date Filed:

                                RENTECH, INC.
                         1331 17th Street, Suite 720
                            Denver, Colorado 80202

                       -------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JUNE 24, 1998
                       -------------------------------


       NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Rentech, Inc., a Colorado corporation (the "Company"), will be held at Courtyard by Marriott, Cosmopolitan Room, 934 16th Street, Denver, Colorado, on June 24, 1998 at 9:00 a.m. (local time) to consider and act upon the following matters:

       1.  The election of two directors for three-year terms;

       2.  The approval of the 1998 Stock Option Plan; and

       3. Such other business as may properly come before the meeting or any adjournment or postponements thereof.

       Only holders of record of the common stock of the Company at the close of business on April 20, 1998 will be entitled to notice of and to vote at the meeting.

                               By Order of the Board of Directors



                               Ronald C. Butz, Secretary

  Dated: May 16, 1998





  ALL OF THE SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ACCOMPANYING POSTPAID ENVELOPE.

                                RENTECH, INC.
                         1331 17th Street, Suite 720
                           Denver, Colorado 80202
                               (303) 298-8008

                      -------------------------------

                               PROXY STATEMENT

                      --------------------------------



                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 24, 1998


       The accompanying proxy is solicited by the Board of Directors of Rentech, Inc. (the "Company") for use at the annual meeting of stockholders (the "Annual Meeting") to be held at Courtyard by Marriott, Cosmopolitan Room, 934 16th Street, Denver, Colorado, on June 24, 1998 at 9:00 a.m., local time, and at any and all adjournments thereof for the purposes set forth in the notice of annual meeting of stockholders. The Company anticipates that this proxy statement and the accompanying form of proxy will be first sent or given to stockholders on or about May 20, 1998.

       Any stockholder giving such a proxy has the right to revoke the proxy at any time before it is voted by written notice to the secretary of the Company, by executing a new proxy bearing a later date, or by voting in person at the annual meeting. A proxy, when executed and not revoked, will be voted in accordance therewith. If no instructions are given, proxies will be voted FOR the election of the nominees for director identified in this proxy statement, FOR approval of the new 1998 Stock Option Plan, and FOR all other proposals presented by management.

       All expenses in connection with the solicitation of proxies will be borne by the Company. The solicitation will be made by mail. The Company will also supply brokers or persons holding stock in their names or in the names of their nominees with such number of proxies, proxy material and annual reports as they may require for mailing to beneficial owners and will reimburse them for their reasonable expenses incurred in connection therewith. Certain directors, officers and employees of the Company not specifically employed for that purpose may solicit proxies without additional compensation by mail, telephone, facsimile transmission, telegraph or personal interview.

                      VOTING SECURITIES AND VOTING RIGHTS

       The close of business on April 20, 1998 has been fixed by the Board of Directors of the Company as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. On that date, the Company had outstanding 35,010,225 shares of common stock, all of which are entitled to vote on the matters to come before the annual meeting.

       Each outstanding share of common stock entitles the holder to one vote. There are no cumulative voting rights. The presence in person or by proxy of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the meeting, but, if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. If a quorum is present, the affirmative vote of a majority of shares represented in person or by proxy will be required to approve the matters specified herein to be voted upon. Any holder of shares represented by a proxy that has been returned properly signed by the stockholder of record will be considered present for the purpose of determining whether or not a quorum exists even if the proxy contains abstentions or broker non-votes.



                                PROPOSAL NO. 1

                            ELECTION OF DIRECTORS

       The Company has established the number of directors to serve on its Board of Directors as six. The directors are divided into three classes, each with staggered three-year terms of office. At each annual meeting of stockholders, the terms of two directors expire and nominees are elected to hold office for three-year terms to succeed the directors whose terms expire at the meeting.

       The two directors whose terms are expiring, Ronald C. Butz and Douglas L. Sheeran, are presently members of the Board of Directors.
  Both have been nominated by the Board of Directors for reelection. Both have consented to serve as director, if elected, and the Board of Directors has no reason to believe that they will be unable to serve. Election requires the affirmative vote by holders of at least a majority of the shares voting on the matter, and the Board of Directors recommends a vote FOR the election of the nominee. In the absence of instructions to the contrary, shares represented by all proxies will be voted for the election of all such nominees. If for any reason any nominee is unable to serve, the Board of Directors may designate substitute nominees, in which event the shares represented by all proxies will be voted for such substitute nominees, unless an instruction to the contrary is indicated on the proxy.

       The Board selects director nominees and will consider suggestions by stockholders for names of possible future nominees delivered in writing to the Secretary of the Company on or before January 15 in any year. During fiscal 1997, the Board of Directors met 15 times. The Board has a compensation committee whose primary function is to administer the Company's stock option plans and profit sharing plan. Members of the compensation committee for 1997 were Erich W. Tiepel and Mark S. Bohn. The committee met one time during 1997. Members of the compensation committee for 1998 are Erich W. Tiepel and Douglas L. Sheeran. The Board has an audit committee, whose objective is to assist the Board in fulfilling its responsibilities for financial reporting by the Company and to review the scope of the audit and the reports of the Company's independent auditors. Members of the audit committee for 1997 were Erich
  W. Tiepel and Mark S. Bohn. The audit committee met two times during 1997. Members of the audit committee for 1998 are John J. Ball and John
  P. Diesel.

  1998 Nominees for Election to the Board of Directors:

                                                                   Director      Term to
Director's Name      Principal Occupation                          Since         Expire
---------------      --------------------                          ---------     ----------

Ronald C. Butz       Vice President and Chief Operating Officer   1984           2001

Douglas L. Sheeran   President, FCI, Inc.                         1998           2001


       Class I Directors:

       Ronald C. Butz, Vice President, Chief Operating Officer, Secretary and Director--

       Mr. Butz, age 60, received a Bachelor of Science degree in Civil Engineering from Cornell University in 1961 and a Juris Doctor degree from the University of Denver in 1965. From 1966 to 1982, Mr. Butz was a practicing attorney in Denver, Colorado with the firm of Grant, McHendrie, Haines and Crouse, P.C. In 1982, Mr. Butz became a shareholder, vice president and chief operating officer of World Agricultural Systems, Ltd., a privately-held Colorado corporation specializing in the international marketing of commodity storage systems. He resigned these offices in December 1983. In 1984, Mr. Butz became president of Capital Growth, Inc., a privately-held Colorado corporation providing investment services and venture capital consulting. In 1984, he also became a director of the Company. In October 1989, Mr. Butz was appointed a vice president of the Company, and in June 1990 he was appointed secretary of the Company, and in May 1998 he was appointed chief operating officer. Mr. Butz devotes his full time to the business of the Company.

       Douglas L. Sheeran, Director--

       Mr. Sheeran, age 60, received a Bachelor of Arts degree in Industrial Psychology from Miami University, Oxford, Ohio, in 1960. He held a number of human resource positions of increasing scope and responsibility with Home Life Insurance Company, 1960-1962, Kraft Foods from 1962-1965, Electronic Associates Inc. from 1965-1968, and Celanese Corporation from 1968-1973. These positions covered a range of labor relations, organizational development, compensation and benefit responsibilities at both operating sites and corporate staff. From 1973 until 1986 Mr. Sheeran was employed by Purolator Automotive Group and became Vice President, Human Resources, with responsibilities for multiple North American business units. He resigned in 1986 and founded FCI Inc., a human resource consulting firm specializing in executive staffing, merger planning and organizational effectiveness. FCI's client base includes Fortune 500 and start-up firms in technology, pharmaceutical, automotive and consumer durable industries. Mr. Sheeran is president of FCI, Inc.

       Continuing Class II Directors (with terms expiring in 1999):

       Dennis L. Yakobson, President, Chief Executive Officer, Director and Chairman of the Board--

       Mr. Yakobson, age 61, received a Bachelor of Science degree in Civil Engineering from Cornell University in 1959 and a Masters Degree in Business Administration from Adelphi University in 1963. From 1960 to 1969 he was employed by Grumman Aerospace Corporation, with the final position held being that of contract administrator with responsibility for negotiation of prime contracts with governmental agencies. From 1969 to 1971 he was employed by Martin Marietta Corporation, Denver, Colorado (now Lockheed Martin Corporation) in a similar position, and from 1971 through 1975 was employed by Martin Marietta as marketing engineer in space systems. In 1975 he was employed by Wyoming Mineral Corporation in Denver as a contract administrator. In 1976, he was employed by Power Resources Corporation, Denver, Colorado, a mineral exploration company, as vice president-land, secretary, treasurer, and a director. In 1979, he became a director and the secretary of Nova Petroleum Corporation also in Denver, Colorado, and in 1981 became its vice president of administration and finance. He resigned from Nova in November of 1983 to assume the presidency of the Company. Mr. Yakobson devotes his full time to the business of the Company. He serves as chairman of the Board of Directors of the Company.

       John P. Diesel, Director--

       Mr. Diesel, age 71, received a Bachelor of Science degree in Industrial Engineering from Washington University in 1951. Prior to attending the university he served in the United States Navy as an aviator in the Western Pacific. Mr. Diesel was employed by McQuay-Norris Manufacturing Co. from 1951 to 1957 in the production of proximity fuses. He joined Booz Allen and Hamilton in 1957, remaining there until 1961, and being elected to the partnership in that time. Mr. Diesel joined A.O. Smith Corporation as Vice President of Planning, held a series of manufacturing officer positions, including group vice president. In 1972 he became President of Newport News Shipbuilding, a wholly-owned subsidiary of Tenneco. There for 5 years he was responsible for, among other projects, the design and construction of the nuclear powered aircraft carriers Nimitz class and Los Angeles class submarines. In 1977 he moved to the position of Executive Vice President of Tenneco, Inc., with responsibility for their automotive, farm and construction equipment and packaging businesses. In 1978 he became President and a director of Tenneco. During his tenure at Tenneco, and after retiring, Mr. Diesel served on numerous boards of directors. These directorships included the Aluminum Company of America, Brunswick Corp., Allied Stores, Pullman Corporation, Cooper Industries and Financial Institutions Reinsurance Group. He continues to serve on the Board of Telepad Corporation.


       Continuing Class III Directors (with terms expiring in 2000):

       Erich W. Tiepel, Director--

       Dr. Tiepel, age 54, obtained a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati in 1967, and a Ph.D. in Chemical Engineering from the University of Florida in 1971.
  Dr. Tiepel has twenty-three years of experience in all phases of process design and development, plant management and operations for chemical processing plants. In 1981, Dr. Tiepel was a founder of Resource Technologies Group, Inc. ("RTG"), a high technology consulting organization specializing in process engineering, water treatment, hazardous waste remediation, and regulatory affairs. Dr. Tiepel has been president of RTG since its inception. From 1977 to 1981 he was project manager for Wyoming Mineral Corporation, a subsidiary of Westinghouse Electric Corp., Lakewood, Colorado, where his responsibilities included management of the design, contraction and operation of ground water treatment systems for ground water cleanup programs. From 1971 to 1976 he was a principal project engineer for process research for Westinghouse Research Labs. From 1967 to 1971, he was a trainee of the National Science Foundation at the University of Florida in Gainesville, Florida. Dr. Tiepel has been a director of the Company since 1983.

       John J. Ball, Director--

       Mr. Ball, age 55, received a Bachelor of Education and Arts Degree from Mount Allison University in 1966 and a Bachelor of Laws Degree from Dalhousie University in 1969. He was called to the Nova Scotia Bar in 1970 and the Ontario Bar in 1971. After his call to the Bar he joined the firm of McMillan Binch, Toronto, as an associate from 1971 to 1975. He then formed Broadhurst & Ball, Mississauga, as a partner from 1975 to 1984 and subsequently formed Keyser Mason Ball, Mississauga, as a senior partner from 1984 to present. He has been and is the Managing Partner of Keyser Mason Ball for over 10 years. He is presently a director of The Mississauga Hospital Chair of the Bio-Ethics Committee and is a member of the Board Merger Committee in connection with the amalgamation of The Mississauga Hospital and The Queensway Hospital. Mr. Ball is past member of the Board and Executive Committees of Mount Allison University and is a past Chair of the Vanier Corp., the Canadian National University Football Championship.

       There are no family relationships among the directors. There are no arrangements or understandings between any director and any other person pursuant to which that director was elected.

       The Company has adopted a salary reduction simplified employee pension plan but presently has no other pension, retirement or similar plans. The Company has profit-sharing and stock option plans. It provides a medial reimbursement plan and life insurance coverage to officers and directors and may provide other benefits to officers and employees in the future. It may also compensate non-employee directors for attendance at board and committee meetings at a per diem rate to be determined plus reimbursement of actual expenses incurred in attending such meetings.


                              PROPOSAL NO. 2

                  ADOPTION OF THE 1998 STOCK OPTION PLAN

       The stockholders are asked to consider and vote upon a proposal to approve the 1998 Stock Option Plan (1998 Plan) which was adopted by the Board of Directors on January 15, 1998 subject to stockholder approval. The primary provisions of the 1998 Plan are described in the following paragraphs.

       The Board of Directors believes that the 1998 Plan will help attract, retain and motivate the Company's key employees, directors and consultants, as well as achieve the goal of aligning management and stockholder interests, and is therefore in the Company's best interests.

       Adoption of the 1998 Stock Option Plan requires the affirmative vote of at least a majority of the shares voting on such matter. The Board of Directors recommends that you vote FOR the adoption of the 1998 Plan.

  Summary of the 1998 Plan:

       Shares Subject to the 1998 Plan. The aggregate number of shares of the Company's common stock that may be issued to grantees under the 1998 Plan is 500,000 shares. The shares may be unissued shares or treasury shares. The 1998 Plan provides for appropriate adjustment in the number of shares subject to the 1998 Plan and to the grants previously made if there is a stock split, stock dividend, reorganization or other relevant change affecting the Company's corporate structure or its equity securities. If shares under a grant are not issued to the extent permitted prior to the expiration or forfeiture of the grant, then those shares would again be available for inclusion in future grants. No grant shall be made under the 1998 Plan after January 15, 2008, but awards granted prior to or on that date may extend beyond it.

       Administration. The 1998 Plan is administered by the stock option committee, the members of which meet the SEC definition of "disinterested directors" and the IRS definition of "outside directors." The stock option committee selects the participants, grants awards of stock options, establishes rules and regulations for the operation of the 1998 Plan and determines option terms, vesting schedules and number of shares subject to grants. With respect to any awards granted, other than those to executive officers and anyone else subject to Section 16 of the Securities Exchange Act of 1934, the stock option committee may delegate to the chief executive officer its authority to select the participants and determine option terms, vesting schedules and number of shares subject to each grant.

       Eligible Participants. All employees are considered responsible for contributing to the management, growth and profitability of the business of the Company, and all employees, directors, and consultants are eligible to be selected to receive grants under the 1995 Plan. As of July 1, 1998, there are six employees, three of whom are employee-directors and six directors who are eligible to receive stock option grants. If the Company achieves progress in its business plan to diversify, it anticipates hiring three to six additional employees during 1998. It is not possible to predict the number of employees who will be selected to receive grants under the 1998 Plan, and the number of grantees could vary from time to time.

       Stock Options. Options granted under the 1998 Plan will be in the form of either incentive stock options (ISOs), which meet the requirements of Section 422 of the Code, or nonqualified stock options
  (NSOs), which do not meet such requirements. Only employees may receive ISOs. The term of an option will be fixed by the stock option committee, but no option may have a term of more than ten years from the date of grant. Options will be exercisable at such times as determined by the stock option committee. The option exercise price is fair market value on the date of grant which is determined by the average of the closing bid and asked prices of a share of common stock on the date of grant if the date of grant is a trading date, or, if not, on the most recently completed trading date prior to the date of grant, as reported by Nasdaq. (On January 15, 1998, the average of the closing bid and asked prices of a share of common stock was $.82). The date of grant is the date on which the stock option committee grants an award or such other date as the stock option committee may designate at the time of the award. The grantee will pay the option price in cash or, if permitted by the stock option committee, by delivering to the Company shares of Common Stock already owned by the grantee that have a fair market value equal to the option exercise price.

       Code Limitations on Incentive Stock Options. The Code currently places the following limitations on the award of ISOs. No ISO may be granted to a participant who owns, at the date of grant, in excess of 10% of the total outstanding common stock unless the exercise price of the ISO is at least 110% of the fair market value on the date of grant and the term of the ISO is no more than five years from the date of grant. The total fair market value of shares subject to ISOs which are exercisable for the first time by any optionee in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations.

       Transferability of Awards. All stock options are non-transferable and may be exercised during the grantee's lifetime only by the grantee and may not be transferred other than by will or by the laws of descent and distribution. No award of an option may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise), and any attempt to do so shall be null and void. ISOs will be non-transferable in accordance with the provisions of the Code.

       Termination of Employment. Vested options can be exercised for a period no longer than one year after the death or disability of the grantee. Unless an earlier date is fixed by the stock option committee at the time of grant, unvested portions of stock options immediately expire upon termination of employment for any other reason, but vested portions of the options may be exercised for up to three months following the termination, unless termination is for cause. If the Company terminates employment for cause, all unexercised awards expire upon the termination. Termination of employment by a participant will not be deemed to occur upon: (i) transfer of a participant among the Company and its subsidiaries; and (ii) a leave of absence for a Company-approved purpose. Termination of ISOs will be in accordance with the provisions of the Code.

       Conditions Upon Exercise of Stock Options. Shares of stock may not be issued or delivered upon exercise of a stock option until the optionee pays in full the exercise price and any required tax withholding and, if applicable, the completion of registration and listing of the shares or qualification as a private placement and the obtaining of any other required approvals.

       Federal Tax Consequences. There are no Federal income tax consequences to a participant or the Company upon the grant of an ISO or NSO. Otherwise, however, ISOs and NSOs are treated differently for income tax purposes.

       An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods previously described, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of: (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the exercise price), or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirements previously described. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

       An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain or subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

       Amendments and Discontinuance. The Board of Directors may amend, alter or discontinue the 1998 Plan, provided that any such amendment, alteration or discontinuance does not impair the rights of any grantee, without his or her consent, under any stock option previously granted. The Board of Directors may not, without shareholder approval, (i) increase the total number of shares reserved for issuance under the 1998 Plan, (ii) change the employees or class of employees eligible to participate in the 1998 Plan, or (iii) extend the maximum option period as provided in the 1998 Plan.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following tables set forth certain information as of the record date by (i) all persons who own of record or are known to the Company to beneficially own more than 5% of the issued and outstanding shares of common stock, and (ii) by each director, each director nominee, each of the executive officers named in the tables under "Executive Compensation" and by all executive officers and directors as a group:

                                                                                          Percent
                                                                                          of Class
                                                           Amount and Nature              Based on
                                 Positions and             of Beneficial Common           Beneficial
Name and Address                 Offices Held              Stock Ownership(1)             Ownership
----------------                 -------------             --------------------           ----------

John J. Ball                     Director                  0 of record                    *
201 City Centre Dr., Suite 701                             (10,000 indirectly)(1)
Mississauga, Ontario L5B 2T4

Charles B. Benham                Vice President-           275,440 of record              2.2%
12878 W. 68th Avenue             Research and              (488,380 indirectly)(1)
Arvada, CO 80004                 Development

Mark S. Bohn                     Director                  443,431 of record              2.1%
1614 Tamarac Drive                                         (301,592 indirectly)(1)
Golden, CO 80401

Ronald C. Butz                   Vice President, Chief     521,583 of record(2)           2.9%
711 Marion Street                Operating Officer,        (508,380) indirectly)(1)
Denver, CO 80218                 Secretary and Director

John P. Diesel                   Director                  0 of record                    *
1224 U.S. Highway #1, Suite D                              (10,000 indirectly)(1)
North Palm Beach, FL 33408

Frank L. Livingston              Vice President and        40,000 of record               *
6000 13th Avenue                 Manager, Okon, Inc.       (66,000 indirectly)(1)
Lakewood, CO 80214

James P. Samuels                 Vice President-Finance,    100,000 of record             2.0%
1331 17th Street, Suite 720      Chief Financial Officer    (599,500 indirectly)(1)(3)
Denver, CO 80202

Douglas L. Sheeran               Director                   0 of record                   *
c/o FCI, Inc.                                               (10,00 indirectly)(1)
621 Shrewsbury Avenue
Shrewsbury, NJ 07702

Erich W. Tiepel                  Director                   123,277 of record             1.1%
2494 Houston Waring Cir.                                    (292,448 indirectly)(1)
Littleton, CO 80120

Dennis L. Yakobson               President, Chief           350,354 of record             2.5%
8847 Norwich Street              Executive Officer          (519,900 indirectly)(1)
Westminster, CO 80030            and Director

All Directors and Executive      Officers and Directors     1,854,085 of record(2)        13.4%
Officers as a Group                                         (2,834,200 indirectly)(1)(3)  (5.3% of record)
(10 persons)

---------------

*    Less than 1%
(1)  Includes shares of common stock underlying presently exercisable stock options.
(2)  Includes 357,432 shares of common stock held of record by his spouse as to which shares he denies beneficial ownership.
(3)  Includes shares of common stock underlying presently convertible promissory note.

                         EXECUTIVE OFFICERS OF THE COMPANY

       Certain information regarding the executive officers of the Company follows:


                                                                Officer
                                                                of the
                              Positions Held                    Company
  Name                  Age   With Company                      Since
  ----                  ---   --------------                    -------

  Dennis L. Yakobson    61    President, Chief Executive        1981
                              Officer, Chairman of the Board

  Charles B. Benham     61    Vice President - Research &       1981
                              Development

  Ronald C. Butz        60    Vice President, Chief Operating   1984
                              Officer, Secretary and Director

  Frank L. Livingston   55    Vice President and General        1997
                              Manager, Okon, Inc.

  James P. Samuels      51    Vice President-Finance, Chief     1996
                              Financial Officer


       Frank L. Livingston, Vice President and General Manager, Okon,
  Inc.--

       Mr. Livingston, age 55, received a Bachelor of Science Degree in
  Chemistry from Colorado State University in 1965.  He worked for
  Mallinckrodt Chemical Co. from 1965 to 1971.  While at Mallinckrodt
  Chemical Co., he worked as a process research chemist and formulator prior to becoming a specialty marketing manager for the industrial chemical division. From 1971 to 1975 Mr. Livingston was employed by Gates Rubber Co. in Denver, Colorado as a sales and marketing manager for a specialty chemical venture start-up business within the company. He also worked as a research market analyst for the venture group. Projects of the venture group included specialty chemicals and lead-acid battery technology, as well as rubber products made by the company for off-shore oil exploration and production. Mr. Livingston joined Okon, Inc. in 1975 as sales manager and was promoted to Vice President of Sales in 1984.
  Mr. Livingston also became a 24% owner of the company at that time. In addition to his sales and marketing responsibilities, he was also responsible for manufacturing and research and development for the company. Mr. Livingston also served on the Board of Directors. With the sale of Okon, Inc. to Rentech in 1997, Mr. Livingston became Vice
  President and General Manager for Okon, Inc. and continues to serve on Okon's Board of Directors.









                                                      PAGE 13


       James P. Samuels, Vice President - Finance, Chief Financial
  Officer--

       Mr. Samuels, age 51, has executive experience in general corporate management, finance, sales and marketing, information technologies, and consulting for both large companies and development stage businesses. He received a Bachelor's degree in Business Administration from Lowell
  Technological Institute, in 1970, and a Master of Business Administration degree in 1972 from Suffolk University, Boston, Massachusetts, in 1972.
  He completed an executive program in strategic market management through Harvard University in Switzerland in 1984. From December 1995 through
  April 1998, he provided consulting services in finance and securities law compliance to Telepad Corporation, Herndon Virginia, a company engaged in systems solutions for field force computing. From 1991 through August
  1995, he served as chief financial officer, vice president-finance, treasurer and director of Top Source, Inc., Palm Beach Gardens, Florida, a development stage company engaged in developing and commercializing state-of-the-art technologies for the transportation, industrial and petrochemical markets. During that employment, he also served as president of a subsidiary of Top Source, Inc. during 1994 and 1995. From
  1989 to 1991, he was vice president and general manager of the Automotive group of BML Corporation, Mississauga, Ontario, a privately-held company engaged in auto rentals, car leasing, and automotive insurance. From
  1983 through 1989, he was employed by Purolator Products Corporation, a large manufacturer and distributor of automotive parts. He was president of the Mississauga, Ontario branch from 1985 to 1989; a director of marketing from 1984 to 1985; and director of business development and planning during 1983 for the Rahway, New Jersey filter division headquarters of Purolator Products Corporation. From 1975 to 1983, he was employed by Bendix Automotive Group, Southfield, Michigan, a manufacturer of automotive filters, electronics and brakes. He served in various capacities, including group director for management consulting services on the corporate staff, director of market research and planning, manager of financial analysis and planning, and plant controller at its Fram Autolite division. From 1973 to 1974, he was employed by Bowmar Ali, Inc., Acton, Massachusetts, in various marketing and financial positions, and in 1974 he was managing director of its division in Wiesbaden, Germany.

       The executive officers of the Company serve at the pleasure of the Board of Directors and do not have fixed terms. Executive officers generally are elected at the annual director meeting immediately following the annual stockholder meeting. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Company will be served thereby, without prejudice to contractual rights, if any, of the person so removed.

       There are no family relationships among the executive officers.
  There are no arrangements or understandings between any officer and any other person pursuant to which that officer was selected.











                                                      PAGE 14

                            EXECUTIVE COMPENSATION

  Employment Contracts

       The Company employs Messrs. Yakobson, Benham and Butz, pursuant to employment contracts which extend through March 31, 1999. The contracts provide for annual cost of living adjustments. Mr. Samuels is employed pursuant to an employment contract that extends to December 31, 1998.
  Mr. Livingston is employed according to a contract that extends to March
  14, 2000.

       The contracts provide that the individuals will serve in their present capacities as officers, together with such duties, responsibilities and powers as the Board of Directors may reasonably specify. If the Company terminates employment early without cause, the contracts provide for continuation of salary for the remainder of the term or one year, whichever is more, as severance pay. The contracts impose obligations of confidentiality as well as covenants not to compete with the Company for three years following termination of employment for any reason whatsoever.

  Cash Compensation

       The following table shows all cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as other compensation paid or accrued during the fiscal years indicated to the chief executive officer and the four other highest paid executive officers of the Company as of the end of the Company's last fiscal year whose salary and bonus for such period in all capacities in which the executive officer served exceeded $100,000.

                         Summary Compensation Table

                                                Summary Compensation Table

                                                                        Long Term Compensation
                                  Annual Compensation                 Awards            Payouts
                             ---------------------------------   -------------------   -------
(a)                   (b)    (c)             (d)     (e)         (f)         (g)       (h)        (i)
                                                     Other       Restricted                        All
Name and                                             Annual      Stock                  LTIP       Other
Principal                                    Bonus   Compen-     Award(2)    Options/   Payouts    Compen-
Position              Year   Salary($)       ($)     sation($)   ($)         SARs (#)   ($)        sation($)
---------             ----   ---------       -----   --------    ----------  --------   -------    ---------
Dennis L. Yakobson    1997   $112,184        ---     ---         ---         462,400    ---        ---
  Chief Executive     1996     60,937(1)     ---     ---         ---         ---        ---        ---
   Officer            1995    102,486        ---     ---         ---          79,382    ---        ---

Ronald C. Butz, Vice  1997   $108,296        ---     ---         ---         450,880    ---        ---
  President - Legal   1996     58,825(1)     ---     ---         ---         ---        ---        ---
  & Finance           1995     98,934        ---     ---         ---          79,382    ---        ---

Charles B. Benham     1997   $108,296        ---     ---         ---         450,880    ---        ---
  Vice President-     1996     58,825(1)     ---     ---         ---         ---        ---        ---
  Research &          1995     98,934        ---     ---         ---          79,382    ---        ---
  Development

James P. Samuels      1997   $ 94,731        ---     ---         ---         450,880    ---        ---
  Chief Financial     1996     24,500(1)     ---     ---         ---         ---        ---        ---
  Officer
--------------

(1)  For 1996, the period consisted of the nine months ended September 30, 1996.

  Option/SAR Exercises and Holdings

       The following table sets forth information with respect to the named executives, concerning the exercise of options and/or limited SARs during the last fiscal year and unexercised options and limited SARs held as of the end of the last fiscal year:

                       Aggregated Options/SAR Exercises
             in Last Fiscal Year and FY-End Option/SAR Values:

(a)                       (b)              (c)          (d)                          (e)
                                                         Number of Securities         Value of
                          Shares                         Underlying Unexercised       Unexercised In-the-Money
                          Acquired         Value         Options/SARs at FY-End (#)   Options/SARs at FY End($)
Name                      on Exercise(#)   Realized($)   Exercisable/Unexercisable    Exercisable/Unexercisable
-------------------       --------------   -----------   -------------------------    -------------------------

Dennis L. Yakobson        ---               ---          462,400(1)                   $622,525
Ronald C. Butz            ---               ---          450,880(1)                    606,685
Charles C. Benham         ---               ---          450,880(1)                    606,685
James P. Samuels          ---               ---          530,000(1)                    703,250
---------------
(1)  Exercisable.


  Option/SAR Repricings

       There have been no adjustments or amendments to the exercise price of stock options or SARs previously awarded to any of the named executive officers, whether through amendment, cancellation or replacement grants or any other means during the last fiscal year.

                                          Option/SAR Grants in Last Fiscal Year*
                                             Individual Grants
(a)                   (b)            (c)            (d)                   (e)
                      Number of      % of Total                Market
                      Securities     Options/SARs   Exercise   Price on
                      Underlying     Granted to     or Base    Date of    Expi-
                      Options/SARs   Employees in   Price      Grant      ration
Name                  Granted(#)     Fiscal Year    ($/Sh)     ($/Sh)*    Date
------------------    ------------   ------------   --------   --------   -----
Dennis L. Yakobson     30,000           7.9%         .1875      .1875     12/03/01
                       20,000          14.1%         .25        .25       03/06/02
                      332,400          21.1%        1.25       1.25       05/13/00
                       10,000           6.7%         .25        .25       07/07/02
                       70,000          16.3%         .30        .30       09/10/02

Ronald C. Butz         30,000           7.9%         .1875      .1875     12/03/01
                       20,000          14.1%         .25        .25       03/06/02
                      320,880          20.5%        1.25       1.25       05/13/00
                       10,000           6.7%         .25        .25       07/07/02
                       70,000          16.3%         .30        .30       09/10/02

Charles B. Benham      30,000           7.9%         .1875      .1875     12/03/01
                       20,000          14.1%         .25        .25       03/06/02
                      320,880          20.5%        1.25       1.25       05/13/00
                       10,000           6.7%         .25        .25       07/07/02
                       70,000          16.3%         .30        .30       09/10/02

James P. Samuels      200,000          52.6%         .1875      .1875     12/03/01
                       10,000           7.0%         .25        .25       03/06/02
                      250,000          15.9%        1.25       1.25       03/13/00
                       10,000           6.7%         .25        .25       07/07/02
                       60,000          14.0%         .30        .30       09/10/02
---------------
*     The market price is determined by averaging the closing bid and ask price on the date of grant.

  Profit Sharing Plan

       The Company has adopted a profit-sharing plan for the benefit of all employees. The plan will be administered by a committee appointed by the board of directors. Awards by the committee to its members will be subject to approval by the disinterested members of the board of directors. Awards are discretionary and shall not aggregate an amount in excess of five percent of audited pre-tax earnings before depreciation, amortization and extraordinary income for the preceding fiscal year. Bonuses are payable only if such pre-tax earnings exceed $500,000 for the year.


                         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Erich W. Tiepel, a director, owns 50 percent of Resource Technologies Group, Inc. The Company contracted with Resource Technologies Group to conduct an environmental audit for $3,745, which was discharged during the 9-month period ended September 30, 1996 through issuance of 18,724 in restricted shares of the Company's common stock and a warrant expiring September 20, 1997 to purchase the same number of shares of common stock at $.25 per share. There were no payments during the fiscal year ended September 30, 1997.

       Mark S. Bohn, a director, performed engineering consulting services for the Company during the nine months ended September 30, 1996 and, in lieu of cash payment, was issued 91,046 shares of restricted stock and warrants expiring September 20, 1997 for the purchase of $.25 per share of the same number of shares of Common Stock as he was issued in lieu of salary. There were no payments during the fiscal year ended September 30, 1997.

       During the nine months ended September 30, 1996, certain sums that the Company owed its officers for salaries were discharged by the issuance of the Company's unregistered common stock issued at $.20 per share. The number of such shares issued were 160,440 to Charles B. Benham, 91,046 to Mark S. Bohn, 1 60,440 to Ronald C. Butz and 166,200 to Dennis L. Yakobson, respectively. Each of them were also issued warrants expiring September 20, 1997 for the purchase at $.25 per share of the same number of shares of common stock as they were issued in lieu of salary.

       On August 18, 1997, James P. Samuels was one of four individuals who loaned the Company $390,000 to pay all remaining obligations on the preferred stock. Mr. Samuels' loan was $90,000. It is evidenced by a promissory note due February 15, 1998. All notes bear interest at 20% per annum. The principal amount of the notes along with accumulated interest were paid in full on January 29, 1998. Additionally options to purchase 55,000 shares of common stock at the then-market price of $.25 per share were granted for each $100,000 of the loan.

                       OTHER MATTERS TO BE VOTED UPON

       Management does not know of any other matters to be brought before the meeting. If any other matters not mentioned in the proxy statement are property brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

                          COMPLIANCE WITH SECTION 16(a)
                   UNDER THE SECURITIES EXCHANGE ACT OF 1934

       The Company's executive officers and directors are required to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission as required under provisions of the Securities Exchange Act of 1934. Based solely on the information provided to the Company by individual directors and executive officers, the Company believes that during the last fiscal year all directors and executive officers have complied with applicable filing requirements, except that James P. Samuels filed a Form 4 report on October 10, 1997 that was originally due on September 10, 1997 to report acquisition of a promissory note convertible into common stock. .

                         INDEPENDENT PUBLIC ACCOUNTANTS

       The Board of Directors has selected BDO Seidman, LLP as the independent certified public accountants to audit the books, records and accounts of the Company for its 1998 fiscal year. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in the Company nor any connection with the Company in any capacity otherwise than as independent accountants.

       A representative of BDO Seidman LLP is expected to be present at the annual meeting of shareholders to answer proper questions and will be afforded an opportunity to make a statement regarding the financial statements.

                            STOCKHOLDER PROPOSALS

       Proposals of stockholders intended to be presented at the 1999 annual meeting of Stockholders must be received by the Company on or before March 15, 1999, in order to be eligible for inclusion in the Company's proxy statement and form of proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

       Management does not know of any other matters to be brought before the annual meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

                                  By Order of the Board of Directors,


                                  Ronald C. Butz, Secretary
  May 16, 1998

  PROXY                         RENTECH, INC.                         PROXY
                         1331 17th Street, Suite 720
                           Denver, Colorado 80202

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Linda D. Kansorka and Mark A. Koenig as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Rentech, Inc. held of record on April 20, 1998 by the undersigned at the annual meeting of shareholders to be held at Courtyard by Marriott, Cosmopolitan Room, 934 16th Street, Denver, Colorado on June 24, 1998 at 9:00 a.m. local time, and at any adjournment thereof.

  1.  ELECTION OF DIRECTOR   /   /  FOR nominee listed below (except
                                    as marked to the contrary below.)

                            /   /   WITHHOLD AUTHORITY to vote for
                                    nominee listed below.

       For a three-year term to 2001 and until his successor is elected and qualified:

             Ronald C. Butz                          Douglas L. Sheeran

          (INSTRUCTION: Mark only one box. To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

       -------------------------------------------------------------------


  2.  FOR   /   /     AGAINST  /   / approval of the 1998 Stock Option Plan.

  3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED ABOVE AS TO WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND FOR ALL OTHER PROPOSALS.

  Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

       Dated:                                             , 1998
               -------------------------------------------


               -------------------------------------------------


               -------------------------------------------------
                                  Signature

  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.